UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2023

Erasca, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40602	83-1217027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3115 Merryfield Row Suite 300
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 465-6511

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ERAS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 18, 2023, Erasca, Inc. (the Company) announced promising initial Phase 1b dose escalation data from FLAGSHP-1 for ERAS-601 in combination with cetuximab (ERBITUX®) in patients with advanced solid tumors as part of a poster presentation at the American Association for Cancer Research (AACR) Annual Meeting in Orlando, Florida.

Characterization of the safety, determination of the maximum tolerated dose (MTD)/recommended dose (RD), and characterization of the pharmacokinetic profile of ERAS-601 in combination with cetuximab was evaluated as part of the Phase 1/1b FLAGSHP-1 trial in patients with advanced or metastatic solid tumors. In the trial, as of the February 2, 2023 data cutoff date, ERAS-601 in combination with cetuximab showed promising preliminary safety and tolerability with reversible and manageable treatment-related adverse events (TRAEs). Only grade 1 or 2 TRAEs occurred at or below the combination MTD for ERAS-601. ERAS-601 MTD was determined to be 40 mg BID 3/1 (three-week dosing followed by a one-week break) in combination with cetuximab (500 mg/m2) administered every two weeks. The Company expects initial Phase 1b dose expansion data in human papillomavirus (HPV)-negative head and neck squamous cell carcinoma (HNSCC) tumors (NCT04670679) in H1 2024.

Forward-Looking Statements

The Company cautions you that statements contained in this report regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on the Company’s current beliefs and expectations and include, but are not limited to: the Company’s expectations regarding the potential therapeutic benefits and safety profile of its product candidates, including ERAS-601; and the planned advancement of the Company’s development pipeline, including the anticipated timing of data readouts for the FLAGSHP-1 trial. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in the Company’s business, including, without limitation: the Company’s approach to the discovery and development of product candidates based on the Company’s singular focus on shutting down the RAS/MAPK pathway, a novel and unproven approach; potential delays in the commencement, enrollment, and completion of clinical trials and preclinical studies; the Company’s dependence on third parties in connection with manufacturing, research, and preclinical and clinical testing; unexpected adverse side effects or inadequate efficacy of the Company’s product candidates that may limit their development, regulatory approval, and/or commercialization, or may result in recalls or product liability claims; unfavorable results from preclinical studies or clinical trials; results from preclinical studies or early clinical trials not necessarily being predictive of future results; the inability to realize any benefits from the Company’s current licenses, collaborations, and acquisitions and any future licenses, collaborations, and acquisitions, and the Company’s ability to fulfill its obligations under such arrangements; regulatory developments in the United States and foreign countries; the Company’s dependence on third parties in connection with its existing collaboration and supply agreements and the inability realize any benefits from such agreements; the Company’s ability to obtain and maintain intellectual property protection for the Company’s product candidates and maintain the Company’s rights under intellectual property licenses; the Company’s ability to fund its operating plans with its current cash, cash equivalents, and marketable securities; the Company’s ability to maintain undisrupted business operations due to the COVID-19 pandemic and global geopolitical events, such as the ongoing conflict between Russia and Ukraine; unstable market and economic conditions and adverse developments with respect to financial institutions and associated liquidity risk may adversely affect the Company’s business, financial condition and stock price, and the broader economy and biotechnology industry; and other risks described in the Company’s prior filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2022, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erasca, Inc.

Date:	April 19, 2023	By:	/s/ Ebun Garner
Ebun Garner, General Counsel